  As filed with the Securities and Exchange Commission on February 10, 2000.
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                             WIT CAPITAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                          13-3900397
(State or other jurisdiction of                             (IRS Employer
incorporation or organization)                             Identification No.)

                                  -------------

                            826 BROADWAY, SIXTH FLOOR
                            NEW YORK, NEW YORK 10003
                                 (212) 253-4400
          (Address, including zip code, of Principal Executive Offices)

                                 --------------

                        SOUNDVIEW 1995 STOCK OPTION PLAN
                            (Full title of the plan)

                                  -------------

                                ROBERT H. LESSIN
                                 RONALD READMOND
                           CO-CHIEF EXECUTIVE OFFICERS
                             WIT CAPITAL GROUP, INC.
                            826 BROADWAY, SIXTH FLOOR
                            NEW YORK, NEW YORK 10003
                                 (212) 253-4400
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                  -------------

                                   COPIES TO:
                            STEPHEN P. FARRELL, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6050
                               FAX: (212) 309-6273

                                  -------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                 TITLE OF SECURITIES TO                   NUMBER OF SHARES TO      PROPOSED             PROPOSED        AMOUNT OF
                   BE REGISTERED (1)                              BE                MAXIMUM              MAXIMUM      REGISTRATION
                                                            REGISTERED (2)         OFFERING             AGGREGATE          FEE
                                                                                PRICE PER SHARE         OFFERING
                                                                                                          PRICE
====================================================================================================================================
Common Stock, par value $0.01 per share, subject to
options granted under the SoundView 1995 Stock Option
Plan or issued upon exercise of options granted under
the SoundView 1995 Stock Option Plan                           15,219           $    .34(3)          $     5,190.00
                                                               10,146                .38(3)                3,820.00
                                                                7,610                .52(3)                3,960.00
                                                                3,044                .65(3)                1,980.00
                                                              431,154                .69(3)              295,765.20
                                                               50,730           $    .71(3)          $    35,900.00
                                                               12,683                .72(3)                9,100.00
                                                               50,730                .76(3)               38,800.00
                                                               18,263                .83(3)               15,192.00
                                                                5,073               1.04(3)                5,270.00
                                                               45,657               1.08(3)               49,500.00
                                                              812,187               1.09(3)              886,954.00
                                                               55,803               1.13(3)               63,030.00
                                                               81,168               1.18(3)               95,840.00
                                                               10,146               1.23(3)               12,440.00
                                                               10,146               1.31(3)               13,260.00
                                                               60,876               1.33(3)               81,240.00
                                                               40,584               1.35(3)               54,800.00
                                                                7,610               1.45(3)               11,025.00
                                                               30,438               1.48(3)               45,060.00
                                                              762,320               1.49(3)            1,135,856.80
                                                              453,765               1.53(3)              695,897.66
                                                              111,099               1.56(3)              173,229.00
                                                              459,614               1.57(3)              719,364.00
                                                               15,219               1.59(3)               24,150.00
                                                               15,219               1.61(3)               24,480.00
                                                              232,891               1.62(3)              376,445.60
                                                              259,601               1.63(3)              422,177.25
                                                            1,110,855               1.65(3)            1,832,910.75
                                                               20,292               1.67(3)               33,880.00
                                                               20,292               1.68(3)               34,040.00
                                                               30,438               1.70(3)               51,780.00
                                                              101,460               1.73(3)              176,000.00
                                                              174,511               1.78(3)              310,632.00
                                                               14,204               1.82(3)               25,816.00
                                                              194,803               1.83(3)              356,736.00
                                                               93,343               1.88(3)              175,720.00
                                                               15,219               1.98(3)               30,120.00
                                                            1,337,242               2.17(3)            2,901,815.14
                                                               50,730               2.26(3)              114,400.00
                                                              395,694               2.41(3)              954,720.00
                                                              116,679               2.46(3)              287,040.00
                                                               91,314               2.51(3)              229,320.00
                                                               15,219               2.56(3)               39,000.00
                                                               45,657               2.61(3)              119,250.00
                                                               25,365               2.66(3)               67,500.00
                                                               55,803               2.76(3)              154,110.00
                                                               10,000               2.76                  27,600.00
                                                            ---------                                --------------
        Common Stock total                                  7,988,115                                $13,222,116.40    $3,490.64
====================================================================================================================================

(1) The securities to be registered include the associated rights to purchase preferred stock.
(2) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the SoundView 1995 Stock Option Plan.
(3) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options may be exercised.

                                EXPLANATORY NOTE

          Pursuant to the merger agreement, dated as of October 31, 1999, by and among Wit Capital Group, Inc., W/S Merger Corp. and SoundView Technology Group, Inc., SoundView became Wit Capital's wholly owned subsidiary. Under the merger agreement, each outstanding option to purchase shares of SoundView common stock granted under SoundView's 1995 Stock Option Plan was converted into options to purchase shares of Wit Capital's common stock at an exchange ratio set forth in the merger agreement. This registration statement registers shares of Wit Capital now subject to outstanding options granted under SoundView's 1995 Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   PLAN INFORMATION.*

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Explanatory Note to Part I of this Form S-8.


                                      -I-1

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by us with the SEC are incorporated by reference into this Registration Statement:

          (a) Our current report on Form 8-K dated February 1, 2000;

          (b) Our proxy statement/prospectus contained in the registration statement on Form S-4 (Registration No. 333-92887) filed pursuant to Rule 424(b) under the Securities Act;

          (c) Our registration statement on Form S-4 (Registration No.
333-92887);

          (d) Our quarterly report on Form 10-Q for the period ended September 30, 1999;

          (e) Our current report on Form 8-K dated November 4, 1999;

          (f) Our quarterly report on Form 10-Q for the period ended June 30, 1999;

          (g) Our prospectus contained in the registration statement on Form S-1 (Registration No. 333-74619), filed pursuant to Rule 424(b) under the Securities Act;

          (h) Our registration statement on Form S-1 (Registration No. 333-74619); and

          (i) Our Form 8-A, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

          All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


                                     -II-1-

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

          Section 145 of the General Corporation Law of Delaware permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

          Our By-Laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

          We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

          In addition, we have entered into indemnification agreements with our directors and executive officers. Under these agreements, we agree to indemnify each director and officer to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another person or entity for which that director or officer is performing services at our request. We will not indemnify a director or officer for any breach of loyalty to us or to our stockholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under Section 174 of the General Corporation Law of Delaware, or for any transaction for which the director or officer derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the board. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under the Amended and Restated Certificate of Incorporation.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


                                     -II-2-

Item 8.   EXHIBITS.

          EXHIBIT          DESCRIPTION
          -------          -----------
          5.1              Opinion of Morgan, Lewis & Bockius LLP.

          23.1             Consent of Arthur Andersen LLP.

          23.3             Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

          24               Powers of Attorney (included on pages II-5 and II-6 of this Registration Statement).

Item 9.   UNDERTAKINGS.

              (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                     -II-3-

              (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     -II-4-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 10, 2000.

                          WIT CAPITAL GROUP, INC.

                          By /s/ Robert H. Lessin
                             ---------------------------
                          Robert H. Lessin
                          Chairman of the Board and Co-Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Robert H. Lessin and Ronald Readmond, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the dates indicated.

/s/ Robert H. Lessin          Co-Chief Executive Officer     February 10, 2000
---------------------------   and Director
Robert H. Lessin

/s/ Ronald Readmond           Co-Chief Executive Officer     February 10, 2000
---------------------------   and Director
Ronald Readmond

/s/ Andrew D. Klein           Director                       February 10, 2000
---------------------------
Andrew D. Klein

/s/ John H. N. Fisher         Director                       February 10, 2000
---------------------------
John H. N. Fisher

/s/ Edward H. Fleischman      Director                        February 7, 2000
---------------------------
Edward H. Fleischman


                                     -II-5-

/s/ Steven M. Gluckstern      Director                       February 10, 2000
---------------------------
Steven M. Gluckstern

/s/ Joseph R. Hardiman        Director                       February 10, 2000
---------------------------
Joseph R. Hardiman

/s/ Gilbert C. Maurer         Director                        February 8, 2000
---------------------------
Gilbert C. Maurer

/s/ Adam Mizel                Director                       February 10, 2000
---------------------------
Adam Mizel

/s/ Curtis L. Snyder          Chief Financial Officer        February 10, 2000
---------------------------
Curtis L. Snyder


                                     -II-6-

                                  EXHIBIT INDEX

         EXHIBIT           DESCRIPTION
         -------           -----------
         5.1          Opinion of Morgan, Lewis & Bockius LLP.

         23.1         Consent of Arthur Andersen LLP.

         23.3         Consent of Morgan, Lewis & Bockius LLP
                      (included in Exhibit 5.1).

         24 Powers of Attorney (included on pages II-5 and II-6 of this Registration Statement).


                                     -II-7-